                                                                     Exhibit 24

                                  SIGNATURES

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Stanley Bailey, C. Marvin Scott and Rick D. Gardner, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf, Superior Financial Corp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.

  Hereby executed by the following persons in the capacities indicated on March 25, 1999.

      /s/ C. Stanley Bailey        Chairman of the Board and
_________________________________   Chief Executive Officer
        C. Stanley Bailey

       /s/ C. Marvin Scott         Director
_________________________________
         C. Marvin Scott

      /s/ Boyd W. Henderson        Director
_________________________________
        Boyd W. Henderson

        /s/ John M. Stein          Director
_________________________________
          John M. Stein

    /s/ David E. Stubblefield      Director
_________________________________
      David E. Stubblefield